                                                                    Exhibit 16.1

October 26, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



We have read Item 4 of Form 8-K dated October 26, 2001 of Preformed Line Products Company and are in agreement with the statements contained in the second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                      /s/ Ernst & Young LLP